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                                                                    Exhibit 10.4


      MANAGEMENT CONSULTING AGREEMENT (this "AGREEMENT"), dated as of October 15, 2002, among GOLFSMITH INTERNATIONAL HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), GOLFSMITH INTERNATIONAL, INC., a Delaware corporation ("GOLFSMITH" and, together with Holdings and each of their respective subsidiaries, the "COMPANIES"), and FIRST ATLANTIC CAPITAL LTD., a Delaware corporation (together with its affiliates, successors, and assigns, "FIRST ATLANTIC").

      WHEREAS, the Companies have heretofore availed themselves of the management, advisory, financing arrangement and corporate structuring expertise of First Atlantic in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of September 23, 2002 (the "MERGER AGREEMENT"), among Holdings, BGA Acquisition Corporation and Golfsmith;

      WHEREAS, Holdings, Atlantic Equity Partners III, L.P. and certain other equity holders of Holdings have entered into a Stockholders Agreement (the "STOCKHOLDERS AGREEMENT") dated as of the date hereof;

      WHEREAS, the Companies desire to continue to avail themselves of First Atlantic's expertise and consequently have requested First Atlantic to make such expertise available from time to time in rendering certain management consulting and advisory services related to the business and affairs of the Companies and the review and analysis of certain financial and other transactions; and

      WHEREAS, First Atlantic and the Companies agree that it is in their respective best interests to enter into this Agreement whereby, for the consideration specified herein, First Atlantic shall provide such services as an independent consultant to the Companies.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Companies and First Atlantic agree as follows:

      SECTION 1.  RETENTION OF FIRST ATLANTIC.

      The Companies hereby retain First Atlantic, and First Atlantic accepts such retention, upon the terms and conditions set forth in this Agreement.

      SECTION 2.  TERM.

      This Agreement shall commence on the date hereof and shall terminate on the tenth anniversary of the date hereof (the "INITIAL TERM"). Upon the termination of the Initial Term and at the end of each year thereafter this Agreement shall automatically be extended for an additional year unless notice to the contrary is given by either party at least 30, but no more than 60, days prior to such anniversary (the Initial Term and all extensions thereof are collectively referred to as the "TERM"). Notwithstanding the foregoing, this Agreement shall terminate on the date on which Atlantic Equity Partners III, L.P. and its Affiliates (including the Transferee Partnership as defined in the Stockholders Agreement) collectively are no longer the beneficial owner of at least 50% of the outstanding shares of common stock of Holdings. In addition, notwithstanding the foregoing, this Agreement will terminate upon the consummation of a Public
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Offering (as defined in the Stockholders Agreement) if the underwriters require that it be terminated.

      SECTION 3.  MANAGEMENT CONSULTING SERVICES.

      (a) First Atlantic shall advise the Companies concerning such management matters that relate to proposed financial transactions, acquisitions and other senior management matters related to the business, administration and policies of the Companies and their respective affiliates, in each case as the Companies shall reasonably and specifically request. First Atlantic shall devote such time to any such request as First Atlantic shall, in its discretion, deem necessary. Such consulting services shall, in First Atlantic's discretion, be rendered in person or by telephone or other communication. First Atlantic shall have no obligation to the Companies as to the manner and time of rendering its services hereunder, and the Companies shall have no right to dictate or direct the details of the services rendered hereunder.

      (b) First Atlantic shall perform all such services as an independent contractor of the Companies and not as an employee, agent or representative of the Companies. First Atlantic shall have no authority to act for or to bind any of the Companies without their prior written consent.

      (c) This Agreement shall in no way prohibit First Atlantic or any director, officer, shareholder or employee thereof from engaging in other activities, whether or not competitive with any business of the Companies or their affiliates.

      SECTION 4.  COMPENSATION.

      (a) As consideration for the expertise and services set forth in the recital of this Agreement and provided by First Atlantic heretofore in connection with the transactions contemplated by the Merger Agreement, the Companies shall (i) pay to First Atlantic a closing fee of $1,252,500 and (ii) reimburse First Atlantic for all out-of-pocket expenses and other disbursements incurred by First Atlantic and any of its directors, officers, employees or agents in connection with the transactions contemplated by the Merger Agreement, such payments to be made on the Closing Date (as such term is defined in the Merger Agreement).

      (b) As consideration for First Atlantic's agreement to render the management consulting services set forth in Section 3 of this Agreement and as compensation for any such services rendered by First Atlantic, the Companies shall pay First Atlantic an annual fee in the aggregate amount of up to $600,000, payable in advance in equal monthly installments on the first day of each month (or, if such date is not a business day, on the next business day thereafter) commencing with the month of October 2002. The amount of such annual fee shall be determined by the board of directors of Holdings.

      (c) The Companies (or, at the Companies' option, any affiliate thereof) shall, upon presentation of an itemized listing by First Atlantic, reimburse First Atlantic for all out-of-pocket expenses and other disbursements incurred by any of its directors, officers, employees or agents in the performance of First Atlantic's obligations hereunder.


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      (d) Nothing in this Agreement shall have the effect of prohibiting First
Atlantic from receiving from the Companies or any of their affiliates any other fees, including any fee for financial advisory and consulting services in connection with future acquisitions, dispositions or debt or equity financings by any of the Companies or their affiliates; provided, that with respect to each such transaction, such fee shall not exceed an amount equal to (i) in the case of a transaction involving less than $50,000,000 in total enterprise value, 2% of such total enterprise value, (ii) in the case of a transaction involving $50,000,000 or more but less than $100,000,000 in total enterprise value, $1,000,000, and (iii) in the case of a transaction involving $100,000,000 or more in total enterprise value 1% of such total enterprise value. With respect to a transaction involving a Sale of Holdings, such fee shall be equal to 1% of the total enterprise value. For purposes of this paragraph (d), "total enterprise value" shall be determined by the board of directors of Holdings in good faith. For purposes of this paragraph (d), "SALE OF HOLDINGS" shall mean the sale of Holdings pursuant to which such purchaser or purchasers acquire (i) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of at least majority of the capital stock of Holdings (whether by purchase, merger, consolidation, tender offer or other business combination transaction) or (ii) all or substantially all of Holdings' assets determined on a consolidated basis.

      SECTION 5.  INDEMNIFICATION.

      The Companies shall indemnify and hold harmless First Atlantic and its directors, officers, employees, agents and affiliates (collectively, the "INDEMNIFIED PERSONS") on demand from and against any and all liabilities, costs, expenses and disbursements (collectively, "CLAIMS") of any kind with respect to or arising from this Agreement or the performance by any Indemnified Person of any services in connection herewith. Notwithstanding the foregoing provision, the Companies shall not be liable for any Claim under this Section 5 arising from the gross negligence or willful misconduct of such Indemnified Person.

      SECTION 6.  OBLIGATIONS OF THE COMPANIES.

      Each of the Companies acknowledges and agrees that any obligation of the Companies hereunder is the obligation of each of Holdings and Golfsmith jointly and severally.

      SECTION 7.  NOTICES.

      All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

            if to First Atlantic, to:

            First Atlantic Capital, Ltd.
            135 East 57th Street, 29th Floor
            New York, New York  10022
            Attention: Mr. Noel Wilens
            Fax:       (212) 750-0954


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            if to the Companies, to:

            Golfsmith International Holdings, Inc.
            c/o First Atlantic Capital, Ltd.
            135 East 57th Street, 29th Floor
            New York, New York  10022
            Attention: Mr. Noel Wilens
            Fax:       (212) 750-0954

            in either case, with a copy to:

            King & Spalding
            1185 Avenue of the Americas
            New York, New York  10036
            Attention: Lawrence Graev, Esq.
                       Mark E. Thompson, Esq.
            Phone:     (212) 556-2100
            Fax:       (212) 556-2222

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy or facsimile transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

      SECTION 8.  BENEFITS OF AGREEMENT.

      This Agreement shall bind and inure to the benefit of the Indemnified Persons and any successors to or assigns of First Atlantic and the Companies; provided, however, that this Agreement may not be assigned by First Atlantic without the prior written consent of Holdings and may not be assigned by any of the Companies without the prior written consent of First Atlantic.

      SECTION 9.  GOVERNING LAW.

      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

      SECTION 10.       HEADINGS.

      Section headings are used for convenience only and shall in no way affect the construction of this Agreement.


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      SECTION 11.       ENTIRE AGREEMENT; AMENDMENTS.

      This Agreement contains the entire understanding of the parties with respect to its subject matter, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

      SECTION 12.       COUNTERPARTS.

      This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      SECTION 13.       WAIVERS.

      Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.



                            [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    GOLFSMITH INTERNATIONAL HOLDINGS, INC.


                                    By: /s/ NOEL E. WILENS
                                        ----------------------------------------
                                        Name:   Noel E. Wilens
                                        Title:  Vice President


                                    GOLFSMITH INTERNATIONAL, INC.


                                    By: /s/ NOEL E. WILENS
                                        ----------------------------------------
                                        Name:   Noel E. Wilens
                                        Title:  Vice President


                                    FIRST ATLANTIC CAPITAL, LTD.


                                    By: /s/ NOEL E. WILENS
                                        ----------------------------------------
                                        Name:      Noel E. Wilens
                                        Title:        Principal